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                                                                  EXHIBIT 3.3(c)


                             ARTICLES OF AMENDMENT
                                TO THE RESTATED
                           ARTICLES OF INCORPORATION
                                       OF
                             IKERD-BANDY CO., INC.

     Pursuant to the provisions of KRS 271A.305, the undersigned corporation executes these Articles of Amendment to its Articles of Incorporation:

     FIRST:    The name of the corporation is Ikerd-Bandy Company, Inc.

     SECOND:   The following amendment to the Restated Articles of
Incorporation were adopted by the shareholders of the corporation on November 20, 1986 in the manner prescribed by the Kentucky Business Corporation Act:

     ARTICLE I: The Corporation hereby proposed to be organized shall be named and known as the Ikerd-Bandy Co., Inc., by which name it may contract and be contracted with, sue and be sued.

     THIRD:    The number of shares of the corporation outstanding at the time of such adoption was 81,668; and the number of shares entitled to vote thereon was 81,668.

     FOURTH:   The number of shares voted for such amendment was 81,668; and
the number of shares voted against such amendment was none.

     Dated Nobember 20, 1986.

                                   IKERD-BANDY CO., INC.

                                   By:  /s/ J.J. Kocian
                                       --------------------------------
                                        President


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                                                  By:  /s/ Burt I. Koenig
                                                       ------------------------
                                                       Secretary



STATE OF KENTUCKY   )
                    )  :  SS
COUNTY OF PULASKI   )


     I, a notary public, do hereby certify that on this 21st day of November, 1986, James J. Kowen personally appeared before me, who, being duly sworn, declared that he is the President of Ikerd-Bandy Co., Inc., that he signed the foregoing document as President of the corporation, and that the statements contained therein are true.

     My Commission Expires:  May 17, 1989
                            --------------

                             /s/ Morris F. Crump
                             -------------------------
                              NOTARY PUBLIC

STATE OF KENTUCKY   )
                    )  :  SS
COUNTY OF PULASKI   )

     I, a notary public, do hereby certify that on this 21st day of November, 1986, Burt Koenig personally appeared before me, who, being duly sworn, declared that he is the Secretary of Ikerd-Bandy Co., Inc., that he signed the foregoing document as President of the corporation, and that the statements contained therein are true.

     My Commission Expires:  May 17, 1989
                            --------------

                             /s/ Morris F. Crump
                             -------------------------
                              NOTARY PUBLIC

THIS INSTRUMENT PREPARED BY:

/s/ Sara A. Smith
-----------------------------
WYATT, TARRANT & COMBS
1100 Kincaid Towers
Lexington, Kentucky 40507
(606) 233-2012